Exhibit 10.2

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
TELKONET, INC.

April 14, 2020

The undersigned, being all of the members of the board of directors (the "Board of Directors") of Telkonet, Inc., a Utah corporation (the "Company"), do hereby waive any and all formalities of notice, time, date, place, and purpose of meeting and hereby adopt the following resolutions, such resolutions to have the same force and effect as if adopted at a duly constituted meeting of the Board of Directors:

WHEREAS, capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Telkonet, Inc. 2010 Stock Option and Incentive Plan (the "2010 Plan");

WHEREAS, the Board of Directors adopted the 2010 Plan on September 23, 2010, subject to the approval of the 2010 Plan by the Company's shareholders, and the Company's shareholders approved the 2010 Plan on November 17, 2010;

WHEREAS, the Board of Directors previously adopted a resolution in 2016 to amend the 2010 Plan to remove the limit on awards of shares of stock with respect to non-qualified Stock Options that may be grated to an individual grantee during any one calendar year period (the "2016 Amendment");

WHEREAS, pursuant to Section 3(a) of the 2010 Plan, the maximum number of shares of common stock available for issuance under the 2010 Plan is 10,000,000 shares, provided that no more than 10 percent of the total number of shares of common stock authorized for issuance under the 2010 Plan, or 1,000,000 shares, can be granted in the form of Unrestricted Stock Awards (the "Unrestricted Stock Share Sublimit");

WHEREAS, pursuant to Section 3(b) of the 2010 Plan, the grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) is deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a) of the 2010 Plan, as an Award of two shares of Stock for each such share of Stock actually subject to the Award (the "Effect of Full Value Awards Provision");

WHEREAS, since December 2010, the Company has issued shares of common stock to certain executive officers and members of the Board of Directors pursuant to Unrestricted Stock Awards, and due to administrative error, the Company has issued shares of unrestricted common stock under the 2010 Stock Plan in excess of the Unrestricted Stock Share Sublimit;

WHEREAS, pursuant to Section 18 of the 2010 Plan, the Board of Directors may, at any time, amend the 2010 Plan, and shareholder approval of an amendment is only needed if it is required (a) by the rules of the securities exchange or market system on which the Company's stock is listed or the Code, (b) to ensure that Incentive Stock Options granted under the 2010 Plan are qualified under Section 422 of the Code, or (c) to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code;

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WHEREAS, the Board of Directors deems it to be in the best interests of the Company to adopt an amendment to the 2010 Plan, substantially in the form attached hereto as Exhibit A (the "2010 Plan Amendment"), in order to remove the Unrestricted Share Sublimit (the "Unrestricted Share Sublimit Increase"), amend the Effect of Full Value Awards Provision such that a full value Award is deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a) of the 2010 Plan, as an Award of one share of Stock for each such share of Stock actually subject to the Award, and reflect the 2016 Amendment, all effective as of November 17, 2010; and

WHEREAS, shareholder approval of the 2010 Plan Amendment is not required under the rules of the OTCQB, the market system on which the Company's stock is listed, nor needed in connection with treatment of Awards under the abovementioned sections of the Code.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes, approves, and ratifies in all respects the Unrestricted Share Sublimit Increase, the 2010 Plan Amendment, and all previously made Unrestricted Stock Awards;

FURTHER RESOLVED, that any officer of the Company or its authorized representatives are hereby severally authorized, directed, and empowered on behalf of the Company, for and on its behalf, to take or cause to be taken any and all action, to execute, deliver, and file any and all certificates, instructions, requests, agreements, filings, or other instruments that may be necessary or advisable to effect the foregoing resolutions and to carry out the purposes thereof, and as may be necessary or advisable for the conduct of the business of the Company;

FURTHER RESOLVED, that all of the acts, actions and things done for, in the name of, and on behalf of the Company by any officer or any authorized representative heretofore are hereby approved, ratified, and confirmed; and

FURTHER RESOLVED, that this consent may be executed in counterparts (including by electronic mail in portable document format (.pdf)), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned directors have executed this written consent as of the date first set forth above.

DIRECTORS:

/s/ Peter Kross
Peter Kross, Director

/s/ Jason L. Tienor
Jason L. Tienor, Director

/s/ Leland D. Blatt
Leland D. Blatt, Director

/s/ Arthur E. Byrnes
Arthur E. Byrnes, Director

/s/ Timothy Ledwick
Timothy Ledwick, Director

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EXHIBIT A

2010 Plan Amendment

[See attached]

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AMENDMENT TO

THE TELKONET, INC. 2010 STOCK OPTION AND INVENTIVE PLAN

1.	General. Telkonet, Inc. sponsors the Telkonet, Inc. 2010 Stock Option and Incentive Plan (the "Plan"), which provides for the issuance of equity incentive awards in order to attract and retain officers, employees, Non-Employee Directors, and other key persons. Pursuant to Section 18 of the 2010 Plan, the Board of Directors of the Company has adopted and approved this amendment to the 2010 Plan (this "Amendment").

2.	Amendments.

(a)	The fourth sentence of Section 3(a) (Stock Issuable) of the 2010 Plan is amended and restated in its entirety as follows:

"Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 1,500,000 shares of the Stock may be issued in the form of Incentive Stock Options."

(b)	Section 3(b) (Effect of Awards) of the 2010 Plan is amended and restated in its entirety as follows:

"The grant of any full-value Award (i.e., an Award other than an Option or a Stock Appreciation Right), Option, or Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner."

3.	Defined Terms. All capitalized terms used but not defined herein shall have the meaning given to such terms in the 2010 Plan.

4.	Full Force and Effect. The 2010 Plan, as amended hereby, is hereby ratified and confirmed and shall continue in full force and effect.

5.	Effective Date of this Amendment This Amendment is effective as of November 17, 2010.

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